SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2002

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

10 Lafayette Square, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 857-6987

ITEM 5.     OTHER EVENTS.

      On October 24, 2002, National Fuel Gas Company (the "Company") issued a press release regarding its earnings for the fiscal year ended September 30, 2002. A copy of this press release is hereby incorporated by reference and filed as part of this Current Report as Exhibit 99(a).

      Neither the filing of the press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company's internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company's internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

     The Company held a public conference call on October 25, 2002. During the course of that call, the Company projected first quarter earnings for fiscal 2003 to be within the range of $.47 to $.52 per share.*

     The Company's fiscal 2003 earnings per share guidance assumes an effective income tax rate of 35 to 36%,* down from approximately 38% for fiscal 2002. This guidance also assumes average unit prices, exclusive of hedging, for the natural gas and oil production of Seneca Resources Corporation (Seneca), the Company's Exploration and Production (E&P) segment, of $3.66 per thousand cubic feet (MCF) for natural gas and $21.41 per barrel for oil.* With respect to 2003 production, Seneca has 21.1 billion cubic feet of natural gas hedged at an average price of $3.81 per MCF and 4.4 million barrels of oil hedged at an average price of $22.60 per barrel. Seneca's anticipated fiscal 2003 operating expenses are $0.27/thousand cubic feet equivalent (MCFE) for General and Administrative Expense; $0.87/MCFE for Lease Operating Expense (including taxes); and $1.36/MCFE for Depletion, Depreciation and Amortization Expense.*

     Also during the course of the conference call, the Company initially projected fiscal 2003 capital expenditures of approximately $180 million, including $87 million for E&P.* Later in the conference call, the Company revised the E&P projection downward to $81.6 million.* Accordingly, the Company's projected fiscal 2003 capital expenditures total approximately $174.6 million, broken down as follows: Utility – $48 million; Pipeline and Storage – $24 million; Exploration and Production – $81.6 million; all other – $21 million.* These capital expenditure projections do not include the cost of any acquisitions.

     Also during the course of the conference call, the Company reported that at September 30, 2002, its accumulated benefit obligations exceeded the fair market value of its pension assets by $52 million, or $32 million after tax. The Company will likely make a cash contribution to its pension plan during fiscal 2003.*

     *     Certain statements contained herein and incorporated by reference from the press release, including statements regarding earnings projections and statements designated with an asterisk ("*"), are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. There is no assurance that the Company's projections will in fact be achieved nor do these projections reflect any acquisitions or divestitures that may occur during fiscal 2003. While the Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially from those in the forward-looking statement. Furthermore, each forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update the statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities, demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99(a) — Press Release issued October 24, 2002 regarding earnings for the fiscal year ended September 30, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By: /s/ James R. Peterson
James R. Peterson
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99(a)	Press Release issued October 24, 2002 regarding earnings for the fiscal year ended September 30, 2002